EXHIBIT 99.1

August 12, 2026 Sysco Headquarters Visit and Jetro Restaurant Depot Store Tour

Forward - Looking Statements 2 This presentation contains “forward - looking statements” within the meaning of the federal securities laws, including Section 27 A of the Securities Act of 1933 , as amended (the “Securities Act”) and Section 21 E of the Securities Exchange Act of 1934 , as amended . Words such as “expects,” “believes,” “anticipates,” “forecasts,” “intends,” “seeks,” “aims,” “plans,” “assumes,” “estimates,” “projects,” “should,” “would,” “could,” “may,” “will,” “shall” or variations of such words are generally part of forward - looking statements . Forward - looking statements are not historical facts . They are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Sysco Corporation (“Sysco”) and its consolidated subsidiaries . Forward - looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the expected timing and completion of the proposed transaction with Jetro Restaurant Depot, the anticipated benefits of the proposed transaction (including synergies), and plans and expectations for the combined company, including regarding its results of operations and financial conditions, leadership composition, share repurchases, dividend level, credit ratings and leverage ratio, as well as statements regarding Sysco’s future financial performance and results, including its expectations regarding its future growth, including growth in sales and earnings per share, and other statements that are not historical facts . All such forward - looking statements are not a guarantee of future performance and are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of the parties, that could cause actual results to differ materially from those expressed in such forward - looking statements . Key factors that could cause actual results to differ materially include, but are not limited to : the occurrence of any event, change or other circumstances that could give rise to the right of either or both parties to terminate the merger agreement ; the risk that regulatory approvals may not be obtained or other closing conditions may not be satisfied in a timely manner or at all, as well as the risk that regulatory approvals are obtained subject to conditions that are not anticipated ; the risk of other delays in closing the transaction ; the possibility that any of the anticipated benefits and projected synergies of the transaction will not be realized or will not be realized within the expected time period ; unforeseen or unknown liabilities ; Sysco’s ability to raise debt on favorable terms or at all ; risks related to business disruptions from the proposed transaction that may harm the business or current plans and operations of either or both parties, including disruption of management time from ongoing business operations ; credit ratings decline of the combined company following the proposed transaction ; the outcome of any legal proceedings that may be instituted against Sysco Holdings Corporation (“Sysco Holdings”), Sysco or their directors ; risks related to difficulties, inabilities or delays in integrating the parties’ businesses ; the risk that the proposed transaction and its announcement could have an adverse effect on the market price of the common stock of Sysco ; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of either or both parties to retain and hire key personnel or maintain business, contractual or operational relationships, on the parties’ operating results and businesses generally ; certain restrictions during the pendency of the transaction that may impact Sysco’s and Jetro Restaurant Depot’s ability to pursue certain business opportunities or strategic transactions ; and the effects of industry, market, economic, political or regulatory conditions outside of the parties’ control, as well as the impact of geopolitical, economic and market conditions and developments, including changes in global trade policies and tariffs and foreign conflicts ; risks related to Sysco’s business initiatives ; periods of significant or prolonged inflation or deflation and their impact on Sysco’s product costs, volume, foot traffic and profitability generally ; risks related to Sysco’s efforts to implement its transformation initiatives and meet its other long - term strategic objectives ; risks of interruption of supplies and increase in product costs ; risks related to changes in consumer eating habits ; and the impact of natural disasters or adverse weather conditions, public health crises, adverse publicity or lack of confidence in Sysco’s products, and product liability claims . Should one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual results may vary materially from those indicated in these forward - looking statements . Therefore, you should not place undue reliance on any of the forward - looking statements contained herein . For more information on these risks and other concerning factors that could cause actual results to differ from those expressed or forecasted, see Sysco’s Annual Reports on Form 10 - K, Quarterly Reports on Form 10 - Q, and other filings with the U . S . Securities and Exchange Commission (the “SEC”) . Any forward - looking statement speaks only as of the date on which it is made, and Sysco undertakes no obligation to update or revise any forward - looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law . This presentation includes certain measures which are not presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), such as EBITDA, Adjusted EBITDA, Net Debt, Free Cash Flow, Free Cash Flow Conversion, and Operating Income Adjusted for Certain Items, that Sysco believes provide important perspective with respect to underlying business trends . Non - GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing our financial results . Non - GAAP measures provide meaningful supplemental information to both management and investors that (1) are indicative of the performance of the company’s underlying operations and (2) facilitate comparisons on a year - over - year basis . Non - GAAP measures should not be considered in isolation or as an alternative to GAAP measures, and should be considered only as a supplement to, and not as superior to, GAAP measures . The reasons for which management relies on non - GAAP measures, their definitions and reconciliations of historical non - GAAP financial measures to the nearest corresponding GAAP financial measure are included in slides 29 through 48 of this presentation . IMPORTANT INFORMATION REGARDING THE TRANSACTION AND WHERE TO FIND IT In connection with the proposed transaction, Sysco caused Sysco Holdings to file with the SEC a registration statement on Form S - 4 which includes a prospectus of Sysco Holdings (the “prospectus”) . BEFORE MAKING ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF SYSCO ARE URGED TO READ THE PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION . Investors and security holders may obtain free copies of the prospectus about Sysco and Sysco Holdings, any amendments or supplements thereto and other documents containing important information about Sysco and Sysco Holdings, once such documents are filed with the SEC, through the website maintained by the SEC at www . sec . gov . Copies of the documents filed with the SEC by Sysco will be available free of charge under the “Investors” section of Sysco’s website located at investors . sysco . com . NO OFFER OR SOLICITATION This presentation is not intended and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction . No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act .

Brandon Sewell INTERIM CHIEF FINANCIAL OFFICER Previously CFO of Sysco’s U.S. Business 12 YEARS @ SYSCO Kevin Hourican CHAIR OF THE BOARD AND CHIEF EXECUTIVE OFFICER 6 YEARS @ SYSCO 25 YEARS IN RETAIL Today’s Presenters Richard Kirschner CHIEF EXECUTIVE OFFICER JETRO RESTAURANT DEPOT 34 YEARS @ JRD Stanley Fleishman EXECUTIVE CHAIRMAN JETRO RESTAURANT DEPOT 40 YEARS @ JRD 3

U.S. Foodservice 2H Improvement

Net Sales Growth | **Local Case Growth** | **Adj. Operating Income[1] Growth**



3.8%
2.7%
1H26
2H26
2.9%
0.5%
1H26
2H26
2.3%
(1.0%)
1H26
2H26

- **FY27 sales expectations of 6%-7% include:**
  - **Volume growth, including local case growth of ~2.5%**
  - **Inflation of 1.5%-2.0%**
- **FY27 adjusted EPS growth expected at high-end of earnings algorithm including:**
  - **~$100 million in cost out for the year**
  - **USFS segment profit growth**
  - **Positive Sysco Brand mix penetration**

Sysco [1] See Non-GAAP reconciliations at the end of the presentation.

4

Projecting approximately 2.5% local case growth in FY27, reflecting a 2 - year stack of 400+ bps Data represents USFS local case growth. Sysco’s Local Performance Has Meaningful Momentum into FY27 (1.4%) 0.5% 2.9% ~2.5% 4.0% 3.0% 2.0% 1.0% 0.0% (1.0%) (2.0%) (3.0%) FY 2025 1H26 2H26 FY 2027E 5

*Reflects approximate 2% contribution from extra week. Guidance as of 8/4/2026, and reflects 53 rd week except local case growth target of ~2.5% which is on a comparable 52 week basis. Fiscal Year 2027 Guidance Sales Growth Adj. EPS Growth 1 6 Year Over Year Sales Growth 1 See Non - GAAP reconciliations at the end of the presentation. • Sales expectations include: • volume growth, • inflation of ~1.5% - 2%, • ~2% related to 53 rd week • FY27 adjusted EPS growth expected at high - end of earnings algorithm including: • ~$100 million in cost out for the year , inclusive of actions announced in 3Q26 • USFS segment profit growth • Double digit profit growth for International segment • $1 billion in dividends 3.5% 3.4% 9% - 11% 6 - 7% Targeting ~2.5% local case growth in 2027 9 - 11% 3.2% 3.9% 6% - 7% FY 2025 FY 2026 FY 2027E FY 2025 FY 2026 FY 2027E Year Over Year Adj. EPS Growth * *

$100 Million in FY27 Cost Out, Driven by Technology & AI Transformation Initiatives

The Framework

1 Better
Improved service to customers and improved insights to colleagues.

2 Faster
Increased agility, reduced working capital, improved cash flow.

3 More Efficient
Reduced administrative tasks, more time spent on customer engagement.

AI Focus Areas

- Revenue Growth & Sales Productivity
- Margin Expansion & Enterprise Economics
- Supply Chain & Working Capital Optimization
- Warehouse Labor & Delivery Intelligence
- Customer Experience & Back Office
- Enterprise AI Platform & Autonomous Tech Ops

Why It Matters

Tech & AI-enabled tools:

- Unlock durable efficiency gains across sales, supply chain, and back office functions.
- Enhance decision-making, accelerate execution, and reduce cost to serve
- Improve fill rates, forecast accuracy, and strengthen service levels and customer experience

In FY27, tech & AI-enabled tools are expected to deliver ~$100 million in cost out:

- ~$55 million in incremental benefits announced today
- ~$45 million in carryover benefit from initiatives deployed in 3Q26

Sysco

7

Commercial & Working Capital Optimization The adoption of AI positions Sysco to deliver improved forecast accuracy and to be increasingly proactive across revenue, margin, working capital, and cost to serve The result: the right product, at the right price, available for the customer — with less manual work at every step FROM TO Revenue Margin Working Capital Cost to Serve Occasional stockouts lead to lost sales and customers shopping other distributors Excess inventory leads to “fresh to frozen” conversions, markdowns, and shrink Excess safety stock sits idle across the network Emergency freight moves product between sites to cover shortfalls More consistent fill rates protect revenue and the customer relationship AI - enabled demand signals are flagged early and allow for right - sized inventory to sell at full value Greater system visibility enables higher inventory turns that free up cash for growth and debt paydown More effectively balances inventory, minimizing emergency freight and reducing cost to serve 8

Transportation and Warehouse Labor Optimization FIVE PILLARS OF EXECUTION Improved On Time Delivery and Planned Customer Service Times Improved Workforce Productivity Accelerating the adoption of AI to drive productivity gains, operational efficiencies, and meaningful cost savings Optimized Asset Utilization Shift IQ • AI driven dynamic shift planning recommendation eliminates the need to rely on Excel based planning Slot IQ • Unlocks accurate item dimension data across the network and optimizes slotting, reducing travel time. Improved capacity, flow and ergonomics Transportation Transformation • Optimizes routes using real - time data to reduce costs, improve service and route density • Delivery data coupled with advanced business and AI analytics feeding route stop planned durations Improving On - time and ETA Notifications • Enhances driver and pedestrian safety through intelligent cameras, collision avoidance, and real - time alerts Enhanced Service Delivery Quality More Efficient Routing; Increasing Pieces per Mile EXAMPLES OF KEY INITIATIVES 9

AI is Accelerating How Technology Creates and Delivers Value For Sysco Sales AI360 | Agentic Bid Ops Better insights and next best actions for sales consultants Supply Chain Routing | Sourcing | Inventory Smarter sourcing, inventory, and routing decisions Back Office Call Center | Tech 4 Tech Faster, more consistent customer support & tech delivery FASTER TIME TO VALUE | BETTER QUALITY | GREATER RESILIENCE | LOWER COST A common AI, data, and technology foundation is enabling better customer experiences, smarter operations and faster innovation. Foundational AI Capabilities AI Platforms & Agents Enterprise Data & Analytics Agentic Software Development AI - enabled Cybersecurity & IT Operations Sysco Agentic Ecosystem (SAGE) Build Once. Reuse & Scale Everywhere. Govern Centrally 10

Combined Company Expected to Grow Faster, Be More Profitable, and Return More Value to Shareholders Than a Stand-Alone Sysco

Creating a Preeminent Multi-Channel Foodservice Distribution Platform

#1 Foodservice Distributor — Sysco

+

#1 Cash & Carry Operator — Restaurant Depot

Local Revenue Increase	1.5x+
Customer Value Proposition	↑
Future Geographic Expansion	125+ New Locations[1]

Delivering Significantly Enhanced Financial Profile[2]

Greater Scale



Revenue
~20%
Sysco
Pro Forma
Adj. EBITDA[3]
~45%
Sysco
Pro Forma
FCF[3,4]
~55%
Sysco
Pro Forma

Step Up in Adj. EBITDA Margins[3]



5.2%
Sysco
13.0%
Restaurant Depot
6.7%[5]
Pro Forma

Higher FCF Conversion[6]

80%+ Sysco *Combined with* 90%+ Restaurant Depot ▶ 85%+ *Pro Forma*

Unlocking Meaningful Value Creation

Mid to High Single Digit

Year 1 Adj. EPS Accretion[7]

Low to Mid-Teens

Year 2 Adj. EPS Accretion[7]

>$2 Billion

Additional Longer-Term Annual FCF

Source: Investor Presentation from 3/30/26 [1] Over at least the next two decades in the U.S. [2] Based on Dec-25 LTM financials. [3] See Non-GAAP reconciliations at the end of the presentation. [4] Free Cash Flow defined as Adj. EBITDA – Capex. [5] Includes $250M annualized expected net cost synergies. [6] FCF Conversion defined as Free Cash Flow divided by Adj. EBITDA. [7] Does not include transaction-related D&A.

Sysco 11

Restaurant Depot is the Leader in U.S. Wholesale Cash & Carry – a Large and Growing Channel

#1 U.S. Cash & Carry Wholesaler to Restaurants and Small Businesses

Unique value proposition to small businesses as a low-cost provider with a wide assortment of high-quality, foodservice products

Whitestone, NY	~10,000	~$16B	~$2.1B	~$1.9B	90%+
Headquarters	Employees	2025 Revenue	2025 Adj. EBITDA	Free Cash Flow[1]	FCF Conversion[2]

Highly Diversified Customer Base

2025 Sales Mix Breakdown by Customer



All Other[3] 20%
Local Restaurants / Caterers 57%
Other Foodservice 6%
Jobbers 8%
Grocery 10%

Large Store Footprint and Local Customer Base

167
Total Locations

~725K
Local Customers

Track Record of Consistent Growth

Revenue growth in **28 of the last 30 years**

Adj. EBITDA growth in **30 of the last 30 years**

Source: Investor Presentation from 3/30/26 Note: Dec-FYE financials. [1] Free Cash Flow calculated as Adj. EBITDA - Capex. [2] Calculated as Free Cash Flow / Adj. EBITDA. [3] Reflects miscellaneous and retail customers, such as temporary IDs, street vendors, donut and bagel shops, ice cream shops, tax exempt institutions, home businesses, retail distributors and concessions.

12

Cash & Carry Historically Grows Faster Than Total Foodservice

Restaurant Depot is the leader in the $60-$70B growing B2B Cash & Carry channel



Cash & Carry[1] Channel Breakdown, U.S. Revenue
~$380B
$60-70B
Cash & Carry $60-70B
Rest of Foodservice $310-320B
Restaurant Depot ~$16B
Club Stores ~$20-25B
Small/Indy C&C ~$10-15B
Others ~$10-15B
Foodservice
Cash & Carry



Channel Growth, 2019-2025 Sales CAGR
~4%
~4%
~5%
Total Foodservice
Broadline
Cash & Carry

Source: Third-party consulting market study, Technomic channel report. Note: [1] Includes all foodservice relevant spend at C&C locations, club stores, retail establishments, and e-commerce.

The Cash & Carry Advantages

- **Resilient business model with structurally lower cost to serve**, supporting stable demand across economic cycles
- **Purpose-built to serve small restaurants**, particularly independent operators with frequent, flexible replenishment needs
- **Complementary to broadline foodservice distribution,** addressing distinct use cases not efficiently served by delivery-based models

13

~$2 6% ~$16 13% 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 Revenue ($B) 2018 2019 2020 2021 2022 2023 2024 2025 2015 2016 2017 Adj. EBITDA Margin Deflation COVID Global Financial Crisis Adj. EBITDA Revenue Same Store Sales 1 CAGR: CAGR: Average Growth: +14% +9% +7% 2004 - 2025 2004 - 2025 2004 - 2025 Restaurant Depot: Consistent and Profitable Growth Over the Last Two Decades Restaurant Depot Historical Performance Over Time ($B) Restaurant Depot has a resilient business model that performs well throughout economic cycles Note: Dec - FYE 2025 financials. 1 Same Store Sales growth based on stores open longer than 18 months. 14

Restaurant Depot’s Winning Formula • Savings: Low prices driven by lower cost to serve • Service: No purchase minimums and product available on demand • One Stop Shopping: wide selection of commercial pack size assortment tailored to restaurant customers across all cuisine types • Free membership drives loyalty and rich insights on customer spending Restaurant Depot: Efficient Store Layout with Comprehensive Product Selection Savings, Selection & Service – 7 Days a Week! 15

Average JRD vs. Average Club Peer Club Peer Average $180M $97M Net sales / store (w/out membership fees) JRD's gross margin is 6 ppt higher than club peers average 13% 19% Gross profit % 1 JRD's OpEx intensity is 5 ppt lower than club peers average 12% 7% OpEx % 2% 12% Operating Profit % (w/out membership fees) JRD does not generate any income from membership fees, which contribute 2 ppt to average of club peer margins 4% 12% Operating Profit % (incl. membership fees) Note: Numbers may not foot due to rounding; 1. Rebates reclassified from SG&A to gross margin to align with peer accounting treatment; no impact on operating margin. Source: Company financials; Club peers include BJ’s Wholesale, Costco, and Sam’s Club JRD Has Higher Gross Margin & Lower OpEx Intensity Than Club Peers 16

4% 12% Club op profit +0 - 2% Lower occupancy costs +0 - 1% Fewer Leaner operating hours staffing model +2 - 4% +3 - 4% Favorable product mix (0 - 1%) Higher shrink +2 - 3% All other (2%) Membership fees JRD op profit Walk from Club Store to JRD Operating Profit (% of sales, as of 2025) Leaner operations Note: Numbers may not foot due to rounding; Source: Company 10 - Ks; Company websites; Company earning calls Margin Bridge | Structural Advantages in Lean Operations & Product Mix Drive Much of JRD’s Margin Advantage 17

Operating Hours | JRD Has 10-20% Fewer Operating Hours vs. Peers – Restaurant Operators Typically Have Narrower Shopping Windows Than Consumers

Average Store Operating Hours Per Week



72
77
84
97
Where Restaurants Shop
RESTAURANT DEPOT
Club Peer #1
Club Peer #2
Club Peer #3

JRD stores are open ~10-20%+ fewer hours per week compared to peers

JRD forgoes longer evening/weekend hours as customers shop in concentrated windows

Combined with attractive sales per square foot, fewer hours means JRD is more efficient per operating hour — a direct contributor to its OpEx efficiency

Sysco Source: Company websites

18

Leaner Staffing | JRD Also Has ~50% Fewer Employees Per Store – Restaurant Operators Seek Fewer In-Store Services & Amenities Than Consumers

In-Store Positions	Restaurant Depot	Club Peer Average
Store Manager	✓	✓
Cashier	✓	✓
Warehouse Associate	✓	✓
Loading Dock Associate	✓	✓
Forklift Operator	✓	✓
Security	✓	✓
In-store Replenishment	✗	✓
In-store Merchandising	✗	✓
Member / Customer Service	✗	✓
Deli Counter	✗	✓
Bakery	✗	✓
Meat & Seafood	✗	✓
Produce	✗	✓
Sampling Station	✗	≈
Optical Center	✗	≈
Pharmacy Technician	✗	≈
Tire & Auto Center Technician	✗	≈
Gas Station Attendant	✗	✓

Position key: ✓ Present at most locations; ≈ Some presence; ✗ No presence

JRD serves restaurant operators who typically seek an assortment-focused experience, seeking ingredients for their business

JRD has fewer staffed functions leading to ~50% lower headcount per store - a direct driver of its OpEx advantage vs. peers

Sysco Source: Company websites

19

Product Mix | Product Mix (Particularly Gas) Contributes to Spread in GM

% of Sales by Product Category


General Merchandise
11%
Food & Grocery
89%
18%
Gasoline & Services
17%
General Merchandise
Food & Grocery
65%

	Restaurant Depot	Club Peer avg.
Shrink (%)	0.6%	0.2%
Gross Margin (%)	19%	13%
Op. Income from Membership Fees (%)	0%	2%

JRD has 6 ppt GM advantage vs. club peers

Product mix a driving factor – shrink varies by ~40 bps

JRD does not sell gas, which peers reportedly sell near break-even to drive traffic

Other low-margin segments include apparel (~5% GM), gold bullion (~2% GM), generic drugs (1-2% GM)

JRD does not generate income from membership fees; which club peers typically use to supplement mark-ups on cost

Sysco Source: Restaurant Depot category economics data; Costco Wholesale Corporation Aug 2025 10-K; Walmart Inc. Jan 2026 10-K; BJ's Wholesale Club Holdings May 2026 8-K

20

Investor Feedback and Questions Have Focused Upon the Following Topics Since Deal Announcement Margin Profile Deleverage Plan Better Together Synergies Restaurant Depot's Future Store Growth 21

Restaurant Depot Delivers Industry Leading EBITDA Margins


$15
$15
$16
13%
13%
13%
FY23
FY24
FY25 1
Revenue in bil.
Adj. EBITDA Margin

Restaurant Depot's 13% EBITDA margin is sustainable and defensible.

- **Efficient inbound supply chain** with lowest net landed cost.
- **Lower SG&A** as the customer handles selection, delivery, fuel cost, and no sales commissions are incurred.
- **EBITDA margin** profile **in-line with Sysco's** small, independent customers.

Source: Company filings. Note: Figures presented on Dec-2025 LTM basis or closest reported period. Note: 1 See Non-GAAP reconciliations at the end of the presentation.

22

23 2.9x 2.8x 2.7x 4.5x 3.5x 2.75x 0x 1x 2x 3x 4x 5x Q2 2026 Q3 2026 Q4 2026 At Close (Est.) Year 2E Post - close LT Target Net Debt to Adjusted EBITDA 1 Leverage Trajectory • Ended the quarter with a 2.7x net debt leverage ratio • Investment grade credit ratings maintained • Committed to ~1.0x net leverage reduction within 24 months post - close • Long - term target remains 2.75x • No large - scale M&A until target leverage achieved • $250M in net cost synergies fully ramping in year 3 Strong Commitment to Rapid Deleveraging 1 See Non - GAAP reconciliations at the end of the presentation. 23

FY18 FY19 FY20 FY21 FY22 FY23 FY24 FY25 FY26 Cumulative Cash Returned to Shareholders in billions 24 $0.7 $3.3 $5.9 $7.6 $9.4 $11.1 $12.0 $13.5 $15.0 $17.2 $19.5 $20.7 $21.7 FY15 FY16 FY17 FY27E Dividends Share Repurchase Strong Cash Generation Drives Shareholder Returns On - Track to return approximately $21.7 billion in cumulative cash to shareholders over 13 years Returned ~1.2 billion in cash to shareholders in FY26

High Confidence in Opening 125+ Net New Locations

Overview of Real Estate Footprint


Restaurant Depot Locations
In-House Logistics Facilities

Differentiated Real Estate Strategy

- **High-value real estate with first-to-market**, strategic advantage in dense urban environments
- **130 owned stores** representing ~80% of store footprint
- Strategically located stores to facilitate **convenient and efficient customer access**, driving greater share of wallet

125+
new locations[1] whitespace

100%
of mature stores are profitable

Sysco

[1] Over at least the next two decades in the U.S.

25

Opportunity to exceed the $250 Million included in accretion figures Significant growth opportunities represent incremental upside potential Purchasing Synergies JRD Store Growth Enhanced Fulfillment Models Better Selling Loyalty Broader Assortment, Greater Value "Better Together" Has Potential to Deliver Meaningful Upside to the $250 Million in Communicated Synergies 26

Better Together: Grow Faster, Step Up Profitability, and Return More Capital


1.5x Local Revenue: Sysco's most profitable U.S. foodservice business
~20%
~45%
~55%
Revenue
Adjusted EBITDA1
FCF1,2
Sysco
Pro Forma

Compelling Value Creation Opportunities

- Increased **local revenue**
- **Enhanced operating margins**
- Significantly **accelerated total shareholder return**
- Significantly **stronger free cash flow** generation

Sysco

Note: Based on Dec-25 LTM financials. [1] See Non-GAAP reconciliations at the end of the presentation.
[2] Free Cash Flow defined as Adj. EBITDA – Capex.

27

28

NON - GAAP RECONCILIATIONS 29

Impact of Certain Items 30 The discussion of our results includes certain non - GAAP financial measures, including EBITDA and adjusted EBITDA, that we believe provide important perspective with respect to underlying business trends . Other than EBITDA and free cash flow, any non - GAAP financial measures will be denoted as adjusted measures to remove (1) restructuring charges ; (2) expenses associated with our various transformation initiatives ; (3) severance charges ; and (4) acquisition - related costs consisting of : (a) intangible amortization expense and (b) acquisition costs and due diligence costs related to our acquisitions . Adjustments provided herein for fiscal year 2026 results of operations also remove the impact of a charge associated with a legal matter, amortization expense associated with debt issuance costs on a bridge loan facility, and a loss on deal contingent rate lock transactions entered into to mitigate interest rate risk on future permanent debt that could potentially be issued to finance the purchase of Jetro Restaurant Depot . No similar charges were applicable in fiscal year 2025 or fiscal year 2024 . Adjustments provided herein for fiscal year 2025 results of operations also remove the impact of a goodwill impairment charge . No similar charge was applicable in fiscal year 2026 or fiscal year 2024 . The results of our operations can be impacted due to changes in exchange rates applicable in converting local currencies to U . S . dollars . We measure our results on a constant currency basis . Constant currency operating results are calculated by translating current - period local currency operating results with the currency exchange rates used to translate the financial statements in the comparable prior - year period to determine what the current - period U . S . dollar operating results would have been if the currency exchange rate had not changed from the comparable prior - year period . We also measure our sales growth excluding the impact of our joint venture in Mexico which was divested in the second quarter of fiscal year 2025 . Management believes that adjusting its operating expenses, operating income, operating margin, interest expense, other (income) expense, net earnings and diluted earnings per share to remove these Certain Items, presenting its results on a constant currency basis, and adjusting its sales results to exclude the impact of its joint venture in Mexico provides an important perspective with respect to our underlying business trends and results . It provides meaningful supplemental information to both management and investors that (1) is indicative of the performance of the company’s underlying operations and (2) facilitates comparisons on a year - over - year basis . Sysco has a history of growth through acquisitions and excludes from its non - GAAP financial measures the impact of acquisition - related intangible amortization, acquisition costs and due - diligence costs for those acquisitions . We believe this approach significantly enhances the comparability of Sysco’s results for fiscal year 2026 , fiscal year 2025 , and fiscal year 2024 . Set forth below is a reconciliation of sales, operating expenses, operating income, interest expense, other (income) expense, net earnings and diluted earnings per share to adjusted results for these measures for the periods presented . Individual components of diluted earnings per share may not be equal to the total presented when added due to rounding . Adjusted diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding . The non - GAAP financial measures shown in the following tables should not be used as a substitute for the most comparable GAAP financial measures in assessing the company’s financial performance for the periods presented . An analysis of any non - GAAP financial measure should be used in conjunction with results presented in accordance with GAAP . Illustrative pro forma results are included, which show the impact of the combination of Sysco and Restaurant Depot, of which some metrics are Non - GAAP metrics . We believe these provide an important perspective related to underlying and potential pro forma business trends on the proposed combined organization . These pro forma metrics are produced using the same basis of adjustments, where applicable, for Sysco Corporation and Restaurant Depot .

Sysco Corporation and its Consolidated Subsidiaries
Segment Results
Non-GAAP Reconciliation (Unaudited)
Impact of Certain Items on Applicable Segments, FY26 vs FY25
(Dollars in Millions)

	26-Week Period Ended Dec. 27, 2025	26-Week Period Ended Dec. 28, 2024	Change in Dollars	%/bps Change
U.S. FOODSERVICE OPERATIONS				
Sales (GAAP)	$ 29,163	$ 28,406	$ 757	2.7 %
Gross profit (GAAP)	5,543	5,401	142	2.6 %
Gross margin (GAAP)	19.01 %	19.01 %		0 bps
Operating expenses (GAAP)	$ 3,843	$ 3,659	$ 184	5.0 %
Impact of restructuring and transformational project costs [1]	(15)	(11)	(4)	(36.4)
Impact of acquisition-related costs [2]	(53)	(32)	(21)	(65.6)
Operating expenses adjusted for Certain Items (Non-GAAP)	$ 3,775	$ 3,616	$ 159	4.4 %
Operating income (GAAP)	$ 1,700	$ 1,742	$ (42)	(2.4)%
Impact of restructuring and transformational project costs [1]	15	11	4	36.4
Impact of acquisition-related costs [2]	53	32	21	65.6
Operating income adjusted for Certain Items (Non-GAAP)	$ 1,768	$ 1,785	$ (17)	(1.0)%

	26-Week Period Ended Jun. 27, 2026	26-Week Period Ended Jun. 28, 2025	Change in Dollars	%/bps Change
U.S. FOODSERVICE OPERATIONS				
Sales (GAAP)	$ 29,640	$ 28,559	$ 1,081	3.8 %
Gross profit (GAAP)	5,696	5,474	222	4.1 %
Gross margin (GAAP)	19.22 %	19.17 %		5 bps
Operating expenses (GAAP)	$ 3,878	$ 3,700	$ 178	4.8 %
Impact of restructuring and transformational project costs [3]	(34)	(34)	—	—
Impact of acquisition-related costs [2]	(37)	(39)	2	5.1
Operating expenses adjusted for Certain Items (Non-GAAP)	$ 3,807	$ 3,627	$ 180	5.0 %

31

Sysco

Sysco Corporation and its Consolidated Subsidiaries Segment Results Non - GAAP Reconciliation (Unaudited) Impact of Certain Items on Applicable Segments, FY26 vs FY25 (Dollars in Millions) continued %/bps Change Change in Dollars 26 - Week Period Ended Dec. 28, 2024 26 - Week Period Ended Dec. 27, 2025 U.S. FOODSERVICE OPERATIONS 2.5% $ 44 $ 1,774 $ 1,818 Operating income (GAAP) — — 34 34 Impact of restructuring and transformational project costs (3) (5.1) (2) 39 37 Impact of acquisition - related costs (2) 2.3% $ 42 $ 1,847 $ 1,889 Operating income adjusted for Certain Items (Non - GAAP) Primarily represents severance and transformation initiative costs. (1) Primarily represents intangible amortization expense and acquisition costs. (2) 26 - week period ended Jun. 27, 2026 primarily represents severance charges, transformation initiative costs, and costs associated with a legal matter. 26 - week period ended Jun. 28, 2025 primarily represents severance and transformation initiative costs. (3) Represents that the percentage change is not meaningful. NM 32

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Impact of Certain Items FY26 vs. FY25
(Dollars in Millions, Except for Share and Per Share Data)

	52-Week Period Ended Jun. 27, 2026	52-Week Period Ended Jun. 28, 2025	Change in Dollars	%/bps Change
Sales (GAAP)	$ 84,553	$ 81,370	$ 3,183	3.9 %
Impact of Mexico joint venture sales	—	(207)	207	0.3
Comparable sales excluding Mexico joint venture (Non-GAAP)	$ 84,553	$ 81,163	$ 3,390	4.2 %
Sales (GAAP)	$ 84,553	$ 81,370	$ 3,183	3.9 %
Impact of currency fluctuations [1]	(527)		(527)	(0.6)
Comparable sales using a constant currency basis (Non-GAAP)	$ 84,026	$ 81,370	$ 2,656	3.3 %
Cost of sales (GAAP)	$ 68,914	$ 66,401	$ 2,513	3.8 %
Gross profit (GAAP)	$ 15,639	$ 14,969	$ 670	4.5 %
Impact of currency fluctuations [1]	(127)		(127)	(0.9)
Comparable gross profit adjusted for Certain Items using a constant currency basis (Non-GAAP)	$ 15,512	$ 14,969	$ 543	3.6 %
Gross margin (GAAP)	18.50 %	18.40 %		10 bps
Impact of currency fluctuations [1]	(0.04)			-4 bps
Comparable gross margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	18.46 %	18.40 %		6 bps
Operating expenses (GAAP)	$ 12,544	$ 11,881	$ 663	5.6 %
Impact of restructuring and transformational project costs [2]	(287)	(183)	(104)	(56.8)
Impact of acquisition-related costs [3]	(232)	(160)	(72)	(45.0)
Impact of goodwill impairment	—	(92)	92	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	12,025	11,446	579	5.1
Impact of currency fluctuations [1]	(111)		(111)	(1.0)
Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$ 11,914	$ 11,446	$ 468	4.1 %
Operating expense as a percentage of sales (GAAP)	14.84 %	14.60 %		24 bps
Impact of certain item adjustments	(0.62)	(0.53)		-9 bps
Adjusted operating expense as a percentage of sales (Non-GAAP)	14.22 %	14.07 %		15 bps

33
Sysco

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Impact of Certain Items FY26 vs. FY25
(Dollars in Millions, Except for Share and Per Share Data) continued

	52-Week Period Ended Jun. 27, 2026	52-Week Period Ended Jun. 28, 2025	Change in Dollars	%/bps Change
Operating income (GAAP)	$ 3,095	$ 3,088	$ 7	0.2 %
Impact of restructuring and transformational project costs [2]	287	183	104	56.8
Impact of acquisition-related costs [3]	232	160	72	45.0
Impact of goodwill impairment	—	92	(92)	NM
Operating income adjusted for Certain Items (Non-GAAP)	3,614	3,523	91	2.6
Impact of currency fluctuations [1]	(16)		(16)	(0.5)
Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$ 3,598	$ 3,523	$ 75	2.1 %
Operating margin (GAAP)	3.66 %	3.80 %		-14 bps
Operating margin adjusted for Certain Items (Non-GAAP)	4.27 %	4.33 %		-6 bps
Operating margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	4.28 %	4.33 %		-5 bps
Operating margin (GAAP)	3.66 %	3.80 %		-14 bps
Operating margin adjusted for Certain Items (Non-GAAP)	4.27 %	4.33 %		-6 bps
Interest expense (GAAP)	$ 717	$ 635	$ 82	12.9 %
Impact of bridge loan amortization [4]	(30)	—	(30)	NM
Interest expense adjusted for Certain Items (Non-GAAP)	$ 687	$ 635	$ 52	8.2 %
Other expense (GAAP)	$ 102	$ 38	$ 64	NM
Impact of deal contingent rate lock transactions [4]	(54)	—	(54)	NM
Other expense adjusted for Certain Items (Non-GAAP)	$ 48	$ 38	$ 10	26.3 %

34

Sysco

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Impact of Certain Items FY26 vs. FY25
(Dollars in Millions, Except for Share and Per Share Data) continued

	52-Week Period Ended Jun. 27, 2026	52-Week Period Ended Jun. 28, 2025	Change in Dollars	%/bps Change
Net earnings (GAAP)	$ 1,757	$ 1,828	$ (71)	(3.9) %
Impact of restructuring and transformational project costs [2]	287	183	104	56.8
Impact of acquisition-related costs [3]	232	160	72	45.0
Impact of goodwill impairment	—	92	(92)	NM
Impact of bridge loan amortization [4]	30	—	30	NM
Impact of deal contingent rate lock transactions [4]	54	—	54	NM
Tax impact of restructuring and transformational project costs [5]	(69)	(42)	(27)	(64.3)
Tax impact of acquisition-related costs [5]	(56)	(37)	(19)	(51.4)
Tax impact of goodwill impairment [5]	—	(10)	10	NM
Tax impact of bridge loan amortization [5]	(7)	—	(7)	NM
Tax impact of deal contingent rate lock transactions [5]	(13)	—	(13)	NM
Impact of other non-routine tax adjustments	—	10	(10)	NM
Net earnings adjusted for Certain Items (Non-GAAP)	$ 2,215	$ 2,184	$ 31	1.4 %
Diluted earnings per share (GAAP)	$ 3.66	$ 3.73	$ (0.07)	(1.9) %
Impact of restructuring and transformational project costs [2]	0.60	0.37	0.23	62.2
Impact of acquisition-related costs [3]	0.48	0.33	0.15	45.5
Impact of goodwill impairment	—	0.19	(0.19)	NM
Impact of bridge loan amortization [4]	0.06	—	0.06	NM
Impact of deal contingent rate lock transactions [4]	0.11	—	0.11	NM
Tax impact of restructuring and transformational project costs [5]	(0.14)	(0.09)	(0.05)	(55.6)
Tax impact of acquisition-related costs [5]	(0.12)	(0.08)	(0.04)	(50.0)
Tax impact of goodwill impairment [5]	—	(0.02)	0.02	NM
Tax impact of bridge loan amortization [5]	(0.01)	—	(0.01)	NM
Tax impact of deal contingent rate lock transactions [5]	(0.03)	—	(0.03)	NM
Impact of other non-routine tax adjustments	—	0.02	(0.02)	NM
Diluted earnings per share adjusted for Certain Items (Non-GAAP) [6]	$ 4.61	$ 4.46	$ 0.15	3.4 %
Diluted shares outstanding	480,612,203	489,825,648		

(1) Represents a constant currency adjustment which eliminates the impact of foreign currency fluctuations on the current year results.

(2) Fiscal year 2026 includes $71 million related to restructuring costs, severance charges, and costs associated with a legal matter and $216 million related to various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy. Fiscal year 2025 includes $57 million related to restructuring and severance charges and $126 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy.

(3) Fiscal year 2026 includes $147 million of intangible amortization expense and $85 million in acquisition and due diligence costs. Fiscal year 2025 includes $133 million of intangible amortization expense and $27 million in acquisition and due diligence costs.

(4) Fiscal year 2026 includes amortization expense associated with debt issuance costs on a bridge loan facility and a loss on deal contingent rate lock transactions, both of which are related to the planned acquisition of Jetro Restaurant Depot.

(5) The tax impact of adjustments for Certain Items is calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.

(6) Individual components of diluted earnings per share may not add up to the total presented due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

NM Represents that the percentage change is not meaningful.

35

Sysco

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Impact of Certain Items FY25 vs. FY24
(Dollars in Millions, Except for Share and Per Share Data)

	52-Week Period Ended Jun. 28, 2025	52-Week Period Ended Jun. 29, 2024	Change in Dollars	%/bps Change
Sales (GAAP)	$ 81,370	$ 78,844	$ 2,526	3.2 %
Impact of Mexico joint venture sales	(207)	(536)	329	0.4
Comparable sales excluding Mexico joint venture (Non-GAAP)	$ 81,163	$ 78,308	$ 2,855	3.6 %
Sales (GAAP)	$ 81,370	$ 78,844	$ 2,526	3.2 %
Impact of currency fluctuations [1]	33		33	—
Comparable sales using a constant currency basis (Non-GAAP)	$ 81,403	$ 78,844	$ 2,559	3.2 %
Cost of sales (GAAP)	$ 66,401	$ 64,236	$ 2,165	3.4 %
Gross profit (GAAP)	$ 14,969	$ 14,608	$ 361	2.5 %
Impact of currency fluctuations [1]	(10)		(10)	(0.1)
Comparable gross profit adjusted for Certain Items using a constant currency basis (Non-GAAP)	$ 14,959	$ 14,608	$ 351	2.4 %
Gross margin (GAAP)	18.40 %	18.53 %		-13 bps
Impact of currency fluctuations [1]	(0.02)			-2 bps
Comparable gross margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	18.38 %	18.53 %		-15 bps
Operating expenses (GAAP)	$ 11,881	$ 11,406	$ 475	4.2 %
Impact of restructuring and transformational project costs [2]	(183)	(120)	(63)	(52.5)
Impact of acquisition-related costs [3]	(160)	(159)	(1)	(0.6)
Impact of goodwill impairment	(92)	—	(92)	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	11,446	11,127	319	2.9
Impact of currency fluctuations [1]	(11)		(11)	(0.1)
Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$ 11,435	$ 11,127	$ 308	2.8 %
Operating expense as a percentage of sales (GAAP)	14.60 %	14.47 %		13 bps
Impact of certain item adjustments	(0.53)	(0.36)		-17 bps
Adjusted operating expense as a percentage of sales (Non-GAAP)	14.07 %	14.11 %		-4 bps

36

Sysco

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Impact of Certain Items FY25 vs. FY24
(Dollars in Millions, Except for Share and Per Share Data) continued

	52-Week Period Ended Jun. 28, 2025	52-Week Period Ended Jun. 29, 2024	Change in Dollars	%/bps Change
Operating income (GAAP)	$ 3,088	$ 3,202	$ (114)	(3.6)%
Impact of restructuring and transformational project costs [2]	183	120	63	52.5
Impact of acquisition-related costs [3]	160	159	1	0.6
Impact of goodwill impairment	92	—	92	NM
Operating income adjusted for Certain Items (Non-GAAP)	3,523	3,481	42	1.2
Impact of currency fluctuations [1]	2		2	0.1
Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$ 3,525	$ 3,481	$ 44	1.3 %
Operating margin (GAAP)	3.80 %	4.06 %		-26 bps
Operating margin adjusted for Certain Items (Non-GAAP)	4.33 %	4.42 %		-9 bps
Operating margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	4.33 %	4.42 %		-9 bps
Net earnings (GAAP)	$ 1,828	$ 1,955	$ (127)	(6.5)%
Impact of restructuring and transformational project costs [2]	183	120	63	52.5
Impact of acquisition-related costs [3]	160	159	1	0.6
Impact of goodwill impairment	92	—	92	NM
Tax impact of restructuring and transformational project costs [4]	(42)	(29)	(13)	(44.8)
Tax impact of acquisition-related costs [4]	(37)	(38)	1	2.6
Tax impact of goodwill impairment [4]	(10)	—	(10)	NM
Impact of other non-routine tax adjustments	10	—	10	NM
Net earnings adjusted for Certain Items (Non-GAAP)	$ 2,184	$ 2,167	$ 17	0.8 %

37

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Impact of Certain Items FY25 vs. FY24
(Dollars in Millions, Except for Share and Per Share Data) continued

	52-Week Period Ended Jun. 28, 2025	52-Week Period Ended Jun. 29, 2024	Change in Dollars	%/bps Change
Diluted earnings per share (GAAP)	$ 3.73	$ 3.89	$ (0.16)	(4.1) %
Impact of restructuring and transformational project costs [2]	0.37	0.24	0.13	54.2
Impact of acquisition-related costs [3]	0.33	0.32	0.01	3.1
Impact of goodwill impairment	0.19	—	0.19	NM
Tax impact of restructuring and transformational project costs [4]	(0.09)	(0.06)	(0.03)	(50.0)
Tax impact of acquisition-related costs [4]	(0.08)	(0.08)	—	—
Tax impact of goodwill impairment [4]	(0.02)	—	(0.02)	NM
Impact of other non-routine tax adjustments	0.02	—	0.02	NM
Diluted earnings per share adjusted for Certain Items (Non-GAAP) [5]	$ 4.46	$ 4.31	$ 0.15	3.5 %
Diluted shares outstanding	489,825,648	503,096,086		

(1) Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on the current year results.

(2) Fiscal 2025 includes $57 million related to restructuring and severance charges and $126 million related to various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy. Fiscal 2024 includes $56 million related to restructuring and severance charges and $64 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy.

(3) Fiscal 2025 includes $133 million of intangible amortization expense and $27 million in acquisition and due diligence costs. Fiscal 2024 includes $128 million of intangible amortization expense and $31 million in acquisition and due diligence costs.

(4) The tax impact of adjustments for Certain Items is calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.

(5) Individual components of diluted earnings per share may not add up to the total presented due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

NM Represents that the percentage change is not meaningful.

38

Projected Adjusted EPS Guidance 39 Adjusted earnings per share is a non - GAAP financial measure ; however, we cannot predict with certainty the magnitude or scope of certain items that would be included in the most directly comparable GAAP measure for the relevant future periods, and such items may be significant . Due to these uncertainties, we cannot provide a quantitative reconciliation of projected adjusted EPS to the most directly comparable GAAP financial measure without unreasonable effort . However, we expect to calculate adjusted earnings per share for future periods in the same manner as the reconciliations provided for the historical periods herein .

Earnings Before Interest, Taxes, Depreciation and Amortization 40 EBITDA represents net earnings (loss) plus (i) interest expense, (ii) income tax expense and benefit, (iii) depreciation and (iv) amortization . The net earnings (loss) component of our EBITDA calculation is impacted by Certain Items that we do not consider representative of our underlying performance . As a result, in the non - GAAP reconciliations below for each period presented, adjusted EBITDA is computed as EBITDA plus the impact of Certain Items, excluding certain items related to interest expense, income taxes, depreciation and amortization . Sysco's management considers growth in this metric to be a measure of overall financial performance that provides useful information to management and investors about the profitability of the business, as it facilitates comparison of performance on a consistent basis from period to period by providing a measurement of recurring factors and trends affecting our business . Additionally, it is a commonly used component metric used to inform on capital structure decisions . Adjusted EBITDA should not be used as a substitute for the most comparable GAAP financial measure in assessing the company’s financial performance for the periods presented . An analysis of any non - GAAP financial measure should be used in conjunction with results presented in accordance with GAAP . In the tables that follow, adjusted EBITDA for each period presented is reconciled to net earnings .

Projected Adjusted EBITDA Guidance 41 Adjusted EBITDA is a non - GAAP financial measure ; however, we cannot predict with certainty the particular certain items that would be excluded from the calculation of this measure for future periods . Due to these uncertainties, we cannot provide a quantitative reconciliation of this non - GAAP financial measure to the most directly comparable GAAP financial measure without unreasonable effort . However, we expect to calculate adjusted EBITDA for future periods in the same manner as the reconciliations provided for the historical periods herein .

Sysco Corporation and its Consolidated Subsidiaries Non - GAAP Reconciliation (Unaudited) Net Debt to Adjusted EBITDA (In Millions) Net Debt to Adjusted EBITDA is a non - GAAP financial measure frequently used by investors and credit rating agencies . It is an important measure used by management to evaluate our access to liquidity, and we believe it is a representation of our financial strength . Our Net Debt to Adjusted EBITDA ratio is calculated using a numerator of our debt minus cash and cash equivalents, divided by the sum of the most recent four quarters of Adjusted EBITDA . In the table that follows, we have provided the calculation of our debt and net debt as a ratio of Adjusted EBITDA . 42 March 28, 2026 $ 1,190 Current maturities of long - term debt 12,818 Long - term debt 14,008 Total Debt (GAAP) (1,900) Cash & Cash Equivalents $ 12,108 Net Debt (Non - GAAP) $ 1,736 Net Earnings for the previous 12 months (GAAP) $ 4,327 Adjusted EBITDA for the previous 12 months (Non - GAAP) (1) 8.07 Total Debt/Net Earnings Ratio (GAAP) 3.24 Total Debt/Adjusted EBITDA Ratio (Non - GAAP) 2.80 Net Debt/Adjusted EBITDA Ratio (Non - GAAP) Refer to Impact of Certain Items on Earnings Before Interest, Taxes, Depreciation and Amortization (Trailing Twelve Months) Non - GAAP Reconciliation (1)

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Impact of Certain Items on Earnings Before Interest, Taxes, Depreciation and Amortization (Trailing Twelve Months)
(In Millions)

	13-Week Period Ended Mar. 28, 2026	13-Week Period Ended Dec. 27, 2025	13-Week Period Ended Sep. 27, 2025	13-Week Period Ended Jun. 28, 2025	Total
Net earnings (GAAP)	$ 340	$ 389	$ 476	$ 531	$ 1,736
Interest (GAAP)	168	173	172	166	679
Income taxes (GAAP)	105	121	124	186	536
Depreciation and amortization (GAAP)	251	240	233	234	958
EBITDA (Non-GAAP)	$ 864	$ 923	$ 1,005	$ 1,117	$ 3,909
Certain Item adjustments:					
Impact of restructuring, transformational project, and other costs [1]	93	55	54	74	276
Impact of acquisition-related costs [2]	13	23	11	3	50
Impact of goodwill impairment	—	—	—	92	92
EBITDA adjusted for Certain Items (Non-GAAP) [3]	$ 970	$ 1,001	$ 1,070	$ 1,286	$ 4,327

(1) Includes charges related to restructuring and severance, as well as various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy, excluding charges related to accelerated depreciation. In addition, the 13-week period ended Mar. 28, 2026 includes charges associated with a legal matter.

(2) Includes acquisition and due diligence costs.

(3) In arriving at adjusted EBITDA, Sysco does not adjust out interest income of $6 million or non-cash stock compensation expense of $31 million in Q3 fiscal year 2026, interest income of $5 million or non-cash stock compensation expense of $33 million in Q2 fiscal year 2026, interest income of $6 million or non-cash stock compensation expense of $31 million in Q1 fiscal year 2026, nor interest income of $8 million or non-cash stock compensation expense of $19 million in Q4 fiscal year 2025.

43

Sysco

Sysco Corporation and its Consolidated Subsidiaries Non - GAAP Reconciliation (Unaudited) Net Debt to Adjusted EBITDA (In Millions) Net Debt to Adjusted EBITDA is a non - GAAP financial measure frequently used by investors and credit rating agencies . It is an important measure used by management to evaluate our access to liquidity, and we believe it is a representation of our financial strength . Our Net Debt to Adjusted EBITDA ratio is calculated using a numerator of our debt minus cash and cash equivalents, divided by the sum of the most recent four quarters of Adjusted EBITDA . In the table that follows, we have provided the calculation of our debt and net debt as a ratio of Adjusted EBITDA . 44 December 27, 2025 $ 1,150 Current maturities of long - term debt 12,440 Long - term debt 13,590 Total Debt (GAAP) (1,222) Cash & Cash Equivalents $ 12,368 Net Debt (Non - GAAP) $ 1,797 Net Earnings for the previous 12 months (GAAP) $ 4,326 Adjusted EBITDA for the previous 12 months (Non - GAAP) (1) 7.56 Total Debt/Net Earnings Ratio (GAAP) 3.14 Total Debt/Adjusted EBITDA Ratio (Non - GAAP) 2.86 Net Debt/Adjusted EBITDA Ratio (Non - GAAP) Refer to Impact of Certain Items on Earnings Before Interest, Taxes, Depreciation and Amortization (Trailing Twelve Months) Non - GAAP Reconciliation (1)

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Impact of Certain Items on Earnings Before Interest, Taxes, Depreciation and Amortization (Trailing Twelve Months)
(In Millions)

	13-Week Period Ended Dec. 27, 2025	13-Week Period Ended Sep. 27, 2025	13-Week Period Ended Jun. 28, 2025	13-Week Period Ended Mar. 29, 2025	Total
Net earnings (GAAP)	$ 389	$ 476	$ 531	$ 401	$ 1,797
Interest (GAAP)	173	172	166	149	660
Income taxes (GAAP)	121	124	186	122	553
Depreciation and amortization (GAAP)	240	233	234	238	945
EBITDA (Non-GAAP)	$ 923	$ 1,005	$ 1,117	$ 910	$ 3,955
Certain Item adjustments:					
Impact of restructuring and transformational project costs [(1)]	55	54	74	49	232
Impact of acquisition-related costs [(2)]	23	11	3	10	47
Impact of goodwill impairment	—	—	92	—	92
EBITDA adjusted for Certain Items (Non-GAAP) [(3)]	$ 1,001	$ 1,070	$ 1,286	$ 969	$ 4,326

(1) Includes charges related to restructuring and severance, as well as various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy, excluding charges related to accelerated depreciation.

(2) Includes acquisition and due diligence costs.

(3) In arriving at adjusted EBITDA, Sysco does not adjust out interest income of $5 million or non-cash stock compensation expense of $33 million in Q2 fiscal year 2026, interest income of $6 million or non-cash stock compensation expense of $31 million in Q1 fiscal year 2026, interest income of $8 million or non-cash stock compensation expense of $19 million in Q4 fiscal year 2025, and interest income of $7 million or non-cash stock compensation expense of $15 million in Q3 fiscal year 2025.

45

Sysco

Net Debt to Adjusted EBITDA Leverage Ratio Targets 46 We expect to achieve our long - term net debt to adjusted EBITDA leverage ratio target . We cannot predict with certainty when we will achieve these results or whether the calculation of our EBITDA will be on an adjusted basis in future periods to exclude the effect of certain items . Due to these uncertainties, we cannot provide a quantitative reconciliation of these potentially non - GAAP measures to the most directly comparable GAAP measure without unreasonable effort . However, we expect to calculate these adjusted results, if applicable, in the same manner as the reconciliations provided for the historical periods that are presented herein . Form of calculation: Current maturities of long - term debt Long term debt Total Debt (GAAP) Less cash and cash equivalents Net Debt (Non - GAAP) Net Earnings (GAAP) Interest (GAAP) Income taxes (GAAP) Depreciation and amortization (GAAP) EBITDA (Non - GAAP) Certain item Adjustments: Impact of restructuring and transformational project costs Impact of acquisition - related intangible amortization EBITDA adjusted for Certain Items (Non - GAAP) Total Debt to Earnings Ratio (GAAP) Total Debt to Adjusted EBITDA Ratio (Non - GAAP) Net Debt to Adjusted EBITDA Ratio (Non - GAAP)

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Adjusted EBITDA to Free Cash Flow Conversion
(Trailing Twelve Months Ended Dec. 27, 2025, Dollars in Millions)

EBITDA represents net earnings (loss) plus (i) interest expense, (ii) income tax expense and benefit, (iii) depreciation and (iv) amortization. The net earnings (loss) component of our EBITDA calculation is impacted by Certain Items that we do not consider representative of our underlying performance. As a result, in the non-GAAP reconciliations below for each period presented, Adjusted EBITDA is computed as EBITDA plus the impact of Certain Items, excluding certain items related to interest expense, income taxes, depreciation and amortization. In the below reconciliation, Free Cash Flow is calculated by using Adjusted EBITDA, less purchases of plant and equipment, and adding in proceeds from sales of plant and equipment. Our Adjusted EBITDA to Free Cash Flow Conversion is calculated using a numerator of Free Cash Flow divided by EBITDA Adjusted for Certain Items. In the table that follows, we have provided the calculation of Adjusted EBITDA to Free Cash Flow Conversion.

	13-Week Period Ended Mar. 29, 2025	13-Week Period Ended Jun. 28, 2025	13-Week Period Ended Sep. 27, 2025	13-Week Period Ended Dec. 27, 2025	52- Week Period Ended Dec. 27, 2025
Sales (GAAP)	$ 19,598	$ 21,138	$ 21,148	$ 20,762	$ 82,646
Operating Income (GAAP)	$ 681	$ 889	$ 800	$ 692	$ 3,062
Net earnings (GAAP)	$ 401	$ 531	$ 476	$ 389	$ 1,797
Interest (GAAP)	149	166	172	173	660
Income taxes (GAAP)	122	186	124	121	553
Depreciation and amortization (GAAP)	238	234	233	240	945
EBITDA (Non-GAAP)	$ 910	$ 1,117	$ 1,005	$ 923	$ 3,955
Certain Item adjustments:					
Impact of restructuring and transformational project costs (1)	$ 49	$ 74	$ 54	$ 55	$ 232
Impact of acquisition-related costs	10	3	11	23	47
Impact of goodwill impairment	—	92	—	—	92
EBITDA adjusted for Certain Items (Non-GAAP) (2)	$ 969	$ 1,286	$ 1,070	$ 1,001	$ 4,326
Other expense (income), net	9	6	28	9	52
Depreciation and amortization, as adjusted (Non-GAAP) (3)	(205)	(197)	(200)	(203)	(805)
Operating income adjusted for Certain Items (Non-GAAP)	$ 773	$ 1,095	$ 898	$ 807	$ 3,573

47

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Adjusted EBITDA to Free Cash Flow Conversion
(Trailing Twelve Months Ended Dec. 27, 2025, Dollars in Millions) continued

	13-Week Period Ended Mar. 29, 2025	13-Week Period Ended Jun. 28, 2025	13-Week Period Ended Sep. 27, 2025	13-Week Period Ended Dec. 27, 2025	52- Week Period Ended Dec. 27, 2025
Operating margin (GAAP)	3.5 %	4.2 %	3.8 %	3.3 %	3.7 %
EBITDA margin adjusted for Certain Items (Non-GAAP)	4.9 %	6.1 %	5.1 %	4.8 %	5.2 %
Additions to plant and equipment	$ (199)	$ (374)	$ (160)	$ (140)	$ (873)
Proceeds from sales of plant and equipment	3	45	24	78	150
Capex (Non-GAAP)	$ (196)	$ (329)	$ (136)	$ (62)	$ (723)
Free Cash Flow (Adj. EBITDA minus Capex, Non-GAAP)	$ 773	$ 957	$ 934	$ 939	$ 3,603
Free Cash Flow Conversion (Free Cash Flow divided by EBITDA, Non-GAAP)	79.8 %	74.4 %	87.3 %	93.8 %	83.3 %

(1) Fiscal 2026 and fiscal 2025 include charges related to restructuring and severance, as well as various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy, excluding charges related to accelerated depreciation.

(2) In arriving at adjusted EBITDA, Sysco does not adjust out interest income of $5 million or non-cash stock compensation expense of $33 million in Q2 fiscal 2026, interest income of $6 million or non-cash stock compensation expense of $31 million in Q1 fiscal 2026, interest income of $8 million or non-cash stock compensation expense of $19 million in Q4 fiscal 2025, and interest income of $7 million or non-cash stock compensation expense of $15 million in Q3 fiscal 2025.

(3) Q2 fiscal 2026 includes $240 million in GAAP depreciation and amortization expense, less $37 million of Non-GAAP depreciation and amortization expense primarily related to acquisitions. Q1 fiscal 2026 includes $233 million in GAAP depreciation and amortization expense, less $33 million of Non-GAAP depreciation and amortization expense primarily related to acquisitions. Q4 fiscal 2025 includes $234 million in GAAP depreciation and amortization expense, less $37 million of Non-GAAP depreciation and amortization expense primarily related to acquisitions. Q3 fiscal 2025 includes $238 million in GAAP depreciation and amortization expense, less $33 million of Non-GAAP depreciation and amortization expense primarily related to acquisitions.

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Sysco

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